                                                                  Exhibit (b)(2)

                                PROMISSORY NOTE

--------------------------------------------------------------------------------------------------------------------------
Principal        Loan Date        Maturity        Loan No     Call     Collateral     Account     Officer      Initials
$1,000,000.00    12-12-2000       12-30-2001      1000009501  403      303            N3113734013  JAS2N       [ILLEGIBLE]
--------------------------------------------------------------------------------------------------------------------------

    References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
--------------------------------------------------------------------------------------------------------------------------

Borrower:  LINDAL CEDAR HOMES INC.     LENDER: KEYBANK NATIONAL ASSOCIATION
           4300 S. 104TH PLACE                 BELLEVUE COMMUNITY BANKING CENTER
           SEATTLE, WA 98124                   500 108th Avenue NE, Suite 320
                                               Bellevue, WA 98004
==========================================================================================================================

Principal Amount: $1,00,000.00                        Initial Rate: 9.500%        Date of Note: December 12, 2000


PROMISE TO PAY, LINDAL CEDAR HOMES, INC. ("BORROWER") promises to pay to KEYBANK NATIONAL ASSOCIATION ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million & 00/100 Dollars ($1,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT: Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on December 30, 2001. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning December 31, 2000, and all subsequent interest payments are due on the same day of each month after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate announced by Lender (the "index"). The interest rate will change automatically and correspondingly on the date of each announced change of the Index by Lender. The index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the index becomes unavailable during the term of this loan, the Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day that the index changes. The index currently is 9.500% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the index, resulting in an initial rate of 9.500% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 DAYS OR MORE LATE, Borrower will be charged 5.000% OF THE REGULARLY SCHEDULED PAYMENT OR $40.00, WHICHEVER IS GREATER.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either nor or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property. Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (i) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 3.000 percentage points over the index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law. Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF WASHINGTON. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF KING OR PIERCE COUNTY, THE STATE OF WASHINGTON. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including

                                LIBOR - 1 MONTH
================================================================================
Borrower: LINDAL CEDAR HOMES, INC.     Lender: KEYBANK NATIONAL ASSOCIATION
          4300 S. 104TH PLACE                  BELLEVUE COMMUNITY BANKING CENTER
          SEATTLE, WA 98124                    500 108TH AVENUE NE, SUITE 320
                                               BELLEVUE, WA 98004

================================================================================


THIS LIBOR - 1 MONTH IS ATTACHED TO AND BY THIS REFERENCE IS MADE A PART OF EACH PROMISSORY NOTE OR CREDIT AGREEMENT, DATED DECEMBER 12, 2000, AND EXECUTED IN CONNECTION WITH A LOAN OR OTHER FINANCIAL ACCOMMODATIONS BETWEEN KEYBANK NATIONAL ASSOCIATION AND LINDAL CEDAR HOMES, INC.

LIBOR ADDENDUM
(Line of Credit One-Month Rate)

1. DEFINITIONS: For the purposes of this Addendum, the following definitions will apply:

     "Business Day" means a day on which dealings are carried on in the London interbank eurodollar market.

     "LIBOR Interest Period" means the period commencing on the date an advance bearing interest at the LIBOR Rate is made, continued, or converted and continuing for one month, with successive periods commencing on the same day of each month thereafter;

     "LIBOR Rate" means the rate per annum calculated by the Lender in good faith, which Lender determines with reference to the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United States dollars are offered by prime banks in the London interbank eurodollar market two Business Days prior to the day on which such rate is calculated by Bank, in an amount comparable to the amount of such advance and with a maturity equal to the LIBOR Interest Period;

     "LIBOR Reserve Requirements" means, for any advance bearing interest at the LIBOR Rate, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the term of such advance.

     "Margin" means two and fifty one hundredths percent (2.50%).

     "Note Rate" means the interest rate provided for in the Note based on the Lender's Prime Rate (as defined in the Note).

2. INTEREST RATE. Notwithstanding anything contained in the Note to the contrary, advances under the Note shall bear interest at a fixed rate of interest equal to the LIBOR Rate plus the Margin for the duration of a LIBOR Interest Period; provided that no such advance shall be in an amount of less than $100,000.00 and provided further that no LIBOR Interest Period may extend beyond the maturity date of the Note. Upon the expiration of the Initial LIBOR Interest Period, Borrower may elect a new LIBOR Rate or the Note Rate. If Borrower fails to make an election, the advances will bear interest at the LIBOR Rate plus the Margin for consecutive LIBOR Interest Periods until an election is made. During any LIBOR Interest Period, Borrower shall continue to make interest payments as required by the Note.

3. INCREASED COSTS. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining, or allocating capital to any advance bearing interest at the LIBOR Rate, including a change in LIBOR Reserve Requirements, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost.

4. ILLEGALITY. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make fund, or maintain any advance at the LIBOR Rate, then Lender's obligation to make, fund, or maintain any such advance shall terminate and each affected outstanding advance shall be converted to the Note Rate on the earlier of the termination date for each LIBOR Interest Period or the date the making, funding, or maintaining of each such advance becomes unlawful.

5. REIMBURSEMENT OF COSTS. If Borrower repays any advance bearing interest at the LIBOR Rate prior to the end of the applicable LIBOR Interest Period, including without limitation a prepayment under paragraphs 3 or 4 above, Borrower shall reimburse Lender on demand for any resulting loss or expense incurred by Lender, including without limitation any loss or

                                LIBOR - 2 MONTH

===============================================================================

BORROWER:  LINDAL CEDAR HOMES, INC.     LENDER:  KEYBANK NATIONAL ASSOCIATION
           4300 S. 104TH PLACE                   BELLEVUE COMMUNITY BANKING
           SEATTLE, WA 98124                     CENTER
                                                 500 108TH AVENUE NE, SUITE 320
                                                 BELLEVUE, WA 98004

===============================================================================

THIS LIBOR - 2 MONTH IS ATTACHED TO AND BY THIS REFERENCE IS MADE A PART OF EACH PROMISSORY NOTE OR CREDIT AGREEMENT, DATED DECEMBER 12, 2000, AND EXECUTED IN CONNECTION WITH A LOAN OR OTHER FINANCIAL ACCOMMODATIONS BETWEEN KEYBANK NATIONAL ASSOCIATION AND LINDAL CEDAR HOMES, INC.

THIS LIBOR - 2 MONTH IS EXECUTED ON DECEMBER 12, 2000

BORROWER:
LINDAL CEDAR HOMES, INC.

BY: /S/ ROBERT W. LINDAL
    -------------------------
        ROBERT W. LINDAL, CEO


LENDER:
KEYBANK NATIONAL ASSOCIATION

BY:  [SIG. ILLEGIBLE]
    -------------------------
     AUTHORIZED OFFICER

===============================================================================

                                LIBOR - 3 MONTH

===============================================================================

BORROWER:  LINDAL CEDAR HOMES, INC.     LENDER:  KEYBANK NATIONAL ASSOCIATION
           4300 S. 104TH PLACE                   BELLEVUE COMMUNITY BANKING
           SEATTLE, WA 98124                     CENTER
                                                 500 108TH AVENUE NE, SUITE 320
                                                 BELLEVUE, WA 98004

===============================================================================

THIS LIBOR - 3 MONTH IS ATTACHED TO AND BY THIS REFERENCE IS MADE A PART OF EACH PROMISSORY NOTE OR CREDIT AGREEMENT, DATED DECEMBER 12, 2000, AND EXECUTED IN CONNECTION WITH A LOAN OR OTHER FINANCIAL ACCOMMODATIONS BETWEEN KEYBANK NATIONAL ASSOCIATION AND LINDAL CEDAR HOMES, INC.

THIS LIBOR - 3 MONTH IS EXECUTED ON DECEMBER 12, 2000

BORROWER:
LINDAL CEDAR HOMES, INC.

BY: /S/ ROBERT W. LINDAL
    -------------------------
        ROBERT W. LINDAL, CEO

LENDER:
KEYBANK NATIONAL ASSOCIATION

BY: [SIG. ILLEGIBLE]
    -------------------------
    AUTHORIZED OFFICER

===============================================================================